                             FUND EXPENSE AGREEMENT


          Agreement dated as of _________________, 1998 between ________________
("____") and The Bank of New York (the "Service Provider"), in its capacities as administrator, custodian and paying agent and collateral agent for Peak TrENDS Trust (the "Trust").

          WHEREAS, the Trust is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement dated as of _________________, 1998, as amended and restated as of _________________, 1998 (the "Trust Agreement"); and

          WHEREAS, ____, as sponsor under the Trust Agreement, desires to make provision for the payment of certain initial and ongoing expenses of the Trust;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows.

          1.   Definitions.  (a) Capitalized terms used herein and not defined
               -----------
herein shall have the meanings ascribed thereto in the Trust Agreement.

               (b) The following terms shall have the following meanings.

          "Additional Expense" means an Ordinary Expense the incurring of which will require the Service Provider to provide the Additional Expense Notice pursuant to Section 3(a) hereof and any Ordinary Expense incurred thereafter.

          "Additional Expense Notice" means the notice required to be given by the Service Provider to ____ pursuant to Section 3(a)(i) hereof.

               "Closing Date" shall have the meaning ascribed thereto in the Underwriting Agreement.

          "Ordinary Expense" of the Trust means any expense of the Trust other than any expense of the Trust arising under Section 6.6 of the Administration Agreement, Section 15 of the Custodian Agreement, Section 5.4(b) of the Paying Agent Agreement and Section [7.6] of the Trust Agreement.

          "Up-front Fee Amount" means the amount set forth as such on Schedule I hereto payable as a one-time payment to the Service Provider in respect of its collective services as Administrator, Custodian and Paying Agent and Collateral Agent for the entire term of the Trust.

          "Up-front Expense Amount" means the amount set forth as such on
Schedule I hereto payable as a one-time payment to the Service Provider in respect of Ordinary Expenses anticipated to be incurred by the Administrator on behalf of the Trust, pursuant to the Administration Agreement, during the term of the Trust.

          2.   Agreement to Pay Up-front Fees and Expenses.  ____ agrees to pay
               -------------------------------------------
to the Service Provider in New York Clearing House funds on the Closing Date (as defined in the Underwriting Agreement) the Up-front Fee Amount and the Up-front Expense Amount.

          3.   Agreement to Pay Additional Expenses.  (a) Prior to incurring any
               ------------------------------------
Ordinary Expense on behalf of the Trust that, together with all prior ordinary expenses incurred by the Administrator on behalf of the Trust, would cause the aggregate amount of Ordinary Expenses of the Trust to exceed the Up-front Expense Amount, the Administrator shall provide to ____ (i) prompt written notice to the effect that the aggregate amount of Ordinary Expenses of the Trust will exceed the Up-front Expense Amount, and (ii) an accounting, in such detail as shall be reasonably acceptable to ____, of all Ordinary Expenses incurred on behalf of the Trust through the date of the Additional Expense Notice.

          (b) From and after the date of the Additional Expense Notice, the Service Provider agrees that it will not, without the prior written consent of ____, incur on behalf of the Trust (i) any single expense in excess of $__________ or (ii) in any calendar [period], expenses aggregating in excess of $__________. Subject to the foregoing, the Service Provider shall give notice to ____ in writing promptly following the incurring of any Additional Expense. Such notice shall be accompanied by any demand, bill, invoice or other similar document in respect of such Additional Expense.

          (c) Subject to the first sentence of paragraph (b) of this Section 3, ____ agrees to pay to the Service Provider from time to time the amount of any Additional Expense. Payment by ____ of any Additional Expense shall be made in New York Clearing House funds by the later of (i) five Business Days after the receipt by ____ of written notice from the Service Provider of the incurring thereof or (ii) the due date for the payment of such Additional Expense.

          (d) ____ may contest in good faith the reasonableness of Additional Expense and the parties shall attempt to resolve amicably the disagreement; provided that if the parties cannot resolve the dispute by the due date hereunder with

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

respect to such Additional Expense, subject to the first sentence of paragraph
(b) of this Section 3, ____ shall pay the amount of such Additional Expense subject to later adjustment and credit if such dispute is resolved in favor of
____.

          4.   Condition to Payment.  ____'s obligations under paragraphs 2 and
               --------------------
3 hereof shall be subject to the condition that the Trust Enhanced Dividend Securities shall have been issued and paid for on the Closing Date.

          5.   Trust Termination; Refund of Unused Expense Funds.  If at the
               -------------------------------------------------
termination of the Trust in accordance with Section [8.3] of the Trust Agreement the aggregate amount of Ordinary Expenses incurred by the Service Provider on behalf of the Trust through the date of termination shall be less than the Up-front Expense Amount, the Service Provider shall, promptly following the date of such termination, pay to ____ in New York Clearing House funds the amount of such excess.

          6.   Termination of Administration Agreement.  In the event of the
               ---------------------------------------
termination of the Administration Agreement in accordance with Section 4.1 thereof, the Service Provider shall promptly pay to ____ the portion of its Up-front Fee Amount ratable for the period from the date of the termination of the Administration Agreement to the Exchange Date together with any unexpended portion of the Up-front Expense Amount.

          7.   Statements and Reports.  The Service Provider shall collect and
               ----------------------
safekeep all demands, bills, invoices or other written communications received from third parties in connection with any Ordinary Expenses and shall prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith. ____ shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.

          8.   Term of Contract.  This Agreement, shall continue in effect until
               ----------------
the termination of the Trust in accordance with Section [8.3] of the Trust Agreement.

          9.   No Assignment.  No party to this Agreement may assign its rights
               -------------
or delegate its duties hereunder without the prior written consent of the other party.

          10.  Amendments.  The Service Provider agrees that it will not consent
               ----------
to any amendment to any of the Administration Agreement, the Custodian Agreement or the Paying Agent Agreement or the Collateral Agreement without the prior written consent of ____.

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

          11.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
among the parties with respect to the matters contained herein and supersedes all prior agreements or understandings. No amendment or modification of this Agreement shall be valid unless the amendment or modification is in writing and is signed by all the parties to this Agreement.

          12.  Notices.  All notices, demands, reports, statements, approvals or
               -------
consents given by any party under this Agreement shall be in writing and shall be delivered in person or by telecopy or other facsimile communication or sent by first-class U.S. mail, registered or certified, postage prepaid, to the appropriate party at its address on the signature pages hereof or at such other address subsequently notified to the other parties hereto. Any party may change its address for purposes hereof by delivering a written notice of the change to the other parties. All notices given under this Agreement shall be deemed received (a) in the case of hand delivery, on the day of delivery, (b) in the case of telecopy or other facsimile communication, on the day of transmission, and (c) in the case of mailing, on the third day after such notice was deposited in the mail.

          13.  Binding Effect.  This Agreement shall be binding upon and inure
               --------------
to the benefit of the parties hereto and their respective successors and permitted assigns.

          14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND BE
               -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          15.  Counterparts.  This Agreement may be signed in counterparts with
               ------------
all of such counterparts constituting one and the same instrument.

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

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives the date first above written.


                                ____________________


                                By:_________________________________
                                   Name:
                                  Title:

                                Address:
                                                Attention:


                                THE BANK OF NEW YORK


                                By:_________________________________
                                   Name:
                                   Title:

                                Address:  101 Barclay Street
                                          New York, New York 10286
                                          Attention:

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

                                   SCHEDULE I


        Up-front Fee Amount .................... $

        Up-front Expense Amount ................ $

                                       6